Exhibit 99.1

MILLENDO THERAPEUTICS, INC.
110 MILLER AVENUE, SUITE 100
ANN ARBOR, MI 48104

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/21/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MLND2021SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/21/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 through 4.

	For	Against	Abstain
1. Approve the issuance of shares of common stock of Millendo to stockholders of Tempest, pursuant to the terms of the Merger Agreement, a copy of which is attached as Annex A to the accompanying proxy statement/prospectus, and the change of control resulting from the merger.	☐	☐	☐
2. Approve an amendment to the amended and restated certificate of incorporation of Millendo to effect a reverse stock split of Millendo's issued and outstanding common stock within a range, as determined by the Millendo board of directors and agreed to by Tempest, of one new share of Millendo common stock for every 10 to 15 shares (or any number in between) of outstanding Millendo common stock in the form attached as Annex F to the accompanying proxy statement/prospectus.	☐	☐	☐
3. Approve, on a nonbinding, advisory basis, the compensation that will or may become payable by Millendo to its named executive officers in connection with the merger.	☐	☐	☐
4. Consider and vote upon an adjournment of the Millendo special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 and 2.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000515548_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement/Prospectus is available at www.proxyvote.com MILLENDO THERAPEUTICS, INC. Special Meeting of Stockholders To be held on June 22, 2021 at 11:00 AM ET This proxy is solicited by the Board of Directors The undersigned hereby appoints Louis J. Arcudi III and Jennifer Minai-Azary, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MILLENDO THERAPEUTICS, INC. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 8:00 AM, PT or 11:00 AM ET on June 22, 2021, online at www.virtualshareholdermeeting.com/MLND2021SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.    Continued and to be signed on reverse side    0000515548_2    R1.0.0.177